SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2007

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 S. Sandhill Road Suite 10, Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On April 11, 2007, we entered into a Licensing Agreement (“Agreement”) with DRJ Group, Inc. (“DRJ”), a California corporation. Under the terms of this Agreement, we granted DRJ the exclusive right to distribute, market, sell, and promote a topical analgesic that incorporates our proprietary and patented Invisicare polymer in North America. DRJ manufactures STOPAIN®, a cream product topically applied which is designed to provide relief to people suffering from muscle stiffness, arthritis or muscle strains. Under the terms of the Agreement, we will generate revenues from product sales to DRJ and be entitled to receive royalties from all product sales generated by DRJ.

A copy of the Agreement is attached.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

10.1	Licensing Agreement with DRJ Group, Inc.*

*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett
Terry Howlett
Chief Executive Officer
Date: April 18, 2007